Exhibit 10.62

FORM OF RESTRICTED STOCK AGREEMENT

DIRECTOR

Date

NAME

ADDRESS

AWARD OF RESTRICTED STOCK FOR DIRECTORS

Dear             :

We are pleased to confirm to you that in consideration for your services as a non-employee member (a “Director”) of the board of directors (the “Board”) of MBIA Inc. (the “Company”), you have been awarded              shares of the Common Stock of MBIA Inc., par value $1.00 per share (the “Restricted Shares”) of the Company under the Directors Restricted Stock Plan of MBIA Inc., such award having been approved by the action of the Committee (as defined below) on             . The Restricted Shares are subject to the restrictions described below. This letter will confirm the following agreement between you and the Company with respect to this award of Restricted Shares.

1. Restriction on Transfer. Except as provided in Section 7 or as the Compensation and Organization Committee (the “Committee”) of the Board shall otherwise determine, none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered (the “Transfer Restriction”) until the Transfer Restriction with respect to such Shares lapse as determined pursuant to the following schedule or at such earlier date as such restrictions shall otherwise lapse under the terms of this letter:

Restriction Lapse	Number of Shares	Dollar Value as of [1] [ ]

For purposes of this letter, the period during which the Restricted Shares remain subject to the transfer restrictions set forth in this Section 1 shall be called the “Restricted Period.”

2. Forfeiture of Restricted Stock Upon Voluntary Termination or Termination for Cause. Except as provided in paragraph 3 below or as the Committee shall otherwise determine, if (i) you voluntarily resign as a Director or (ii) you are removed as a Director for cause (as determined by a majority of the board of directors in accordance with the by-laws of the Company) prior to the end of the Restricted Period, any Restricted Shares then still subject to the transfer restrictions set forth in Section 1 shall be forfeited and revert back to the Company without any payment to you.

[1] The company does not guarantee that the value of the restricted stock will be maintained

3. Accelerated Vesting Upon Certain Events, . If your are no longer able to serve as a Director due to (i) your death, or (ii) your long-term disability (as determined in accordance with the Company’s applicable policies pertaining to long-term disability) the Restricted Period shall immediately and automatically lapse, without further action by the Company, on the date of such termination as to any Restricted Shares then still subject to the transfer restrictions set forth in Section 1. In addition, if (i) you are not nominated by the Company for re-election as a Director (other than a failure to nominate you for cause, as determined by a majority of the board of directors in accordance with the by-laws of the Company) at any meeting of the shareholders of the Company held for the purpose of electing directors or (ii) if you are not elected as a Director by the shareholders of the Company at any meeting of the shareholders of the Company held for the purpose of electing directors and for which you are nominated for re-election as a Director, the Restricted Period shall immediately and automatically lapse, without further action by the Company, on the date of such shareholders meeting as to any Restricted Shares then still subject to the transfer restrictions set forth in Section 1.

4. Change of Control. Notwithstanding any other provision of this letter to the contrary, the Restricted Period shall lapse upon the occurrence of a Change in Control. For purposes of this Agreement, a Change in Control shall mean the occurrence of any of the following events:

(i) any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company’s securities; or

(ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event; or

(iv) any other event occurs which the Board declares to be a Change of Control.

5. Rights as a Shareholder. Except for the transfer restriction, you shall have all the rights of a stockholder with respect to your Restricted Shares, including the right to vote the shares and to receive dividends.

6. Conversions and Property Distributions. In the event your Restricted Shares are exchanged for or converted into securities other than Common Stock or in the event that any distribution is made with respect to such Restricted Shares either in Common Stock or in other property, the securities or other property that you receive shall be subject to the same restrictions as apply to your Restricted Shares.

7. Transfers of Restricted Stock to Family Members. Nothing in this letter (including, without limitation, Section 1) shall preclude you from transferring any of the Restricted Shares to any member of your immediate family, to a trust the only beneficiaries of which are you and/or members of your immediate family or to a partnership the sole partners of which are you and/or members of your immediate family, provided that in each case (i) you notify the Company of the transfer (you must sign and deliver to the Secretary of MBIA a completed Restricted Stock Transfer Form attached as Exhibit A hereto), (ii) the transferee must acknowledge in writing that the restrictions set forth in this letter shall continue to apply to such shares in accordance with the terms hereof and (iii) the Company may impose such reasonable conditions on such transfer as it shall deem necessary or appropriate to preserve its rights under this letter.

8. Withholding. As a condition of receiving a share certificate without legend, you shall be required to comply with any applicable Federal, state or local tax withholding requirements.

9. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

MBIA INC.

By:

EXHIBIT A

RESTRICTED STOCK TRANSFER FORM

Pursuant to the terms of the letter agreement dated March 12, 2003 pursuant to which the undersigned was awarded restricted stock, the undersigned hereby transfers (#)              shares of restricted stock from the restricted stock granted on                                          to [insert name of transferee]                                     .

Family member (transferee) information:

Relationship of transferee to the undersigned:

Transferee Address:

Transferee Social Security #:

Transferee Phone #:

Date:	Signed:

The undersigned transferee acknowledges that he/she has read the restricted stock letter Agreement and agrees to abide by its terms.

Transferee Signature:

Transferee Name (print):

Date:

RETURN TO THE SECRETARY OF MBIA INC.